UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

         Date of Report (date of earliest event reported): May 12, 2010


                               CAMELOT CORPORATION
               (Exact name of registrant as specified in charter)

         Colorado                       0-8299                   84-0691531
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

                        730 W. Randolph Street, Suite 600
                                Chicago, IL 60661
                    (Address of principal executive offices)

                                  312-454-0015
                           (Issuer's Telephone Number)

                                   Copies to:
                             Kristen A. Baracy, Esq.
                             Synergy Law Group, LLC
                       730 West Randolph Street, Suite 600
                                Chicago, IL 60661
                     Phone: 312-454-0015 - Fax: 312-454-0261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                               CAMELOT CORPORATION

                           Current Report on Form 8-K

                                  May 12, 2010


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
           CERTAIN OFFICERS

On May 12, 2010, the sole director of Camelot Corporation (the "Company"), Danny Wettreich, appointed Jeffrey Rochlin as a director of the Company. Concurrent with said appointment, Mr. Wettreich resigned as a director. Mr. Rochlin owns approximately 86.83% of the total issued and outstanding shares of common stock of the Company and presently serves as the Company's President, Chief Executive Officer, Chairman and Treasurer. Mr. Rochlin will serve as director until the next annual meeting of shareholders and until his successor is elected and qualified or his earlier removal or resignation.

JEFFREY ROCHLIN

Mr. Rochlin, 40, is a resident of Washington Township, NJ, and a graduate of University of Hartford, where he earned a degree in accounting. His professional experience has been primarily in the finance sector, where he has worked as a finance manager in operations, and senior accountant for a major pharmaceutical company. Currently, he works for a biotechnology company in its budgeting and financial reporting sector.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CAMELOT CORPORATION


May 12, 2010                              By /s/ Jeffrey Rochlin
                                             -----------------------------------
                                          Name:  Jeffrey Rochlin
                                          Title: President

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